Exhibit 10.1

REGISTRATION RIGHTS AND LOCKUP AGREEMENT

THIS REGISTRATION RIGHTS AND LOCKUP AGREEMENT (this “Agreement”), dated as of November 3, 2023, is made and entered into by and among Vivid Seats Inc., a Delaware corporation (the “Company”), and any person or entity who is identified on the signature pages hereto as a “Holder” or hereafter becomes a party to this Agreement pursuant to subsection 6.2.2 (collectively, the “Holders” and each, a “Holder”).

RECITALS

WHEREAS, the Company, Viva Merger Sub I, LLC, Viva Merger Sub II, LLC, VDC Holdco, LLC, the Holders and the Unitholders’ Representative (as defined therein) are party to that certain Agreement and Plan of Merger, dated as of November 3, 2023 (the “Merger Agreement”), pursuant to which the Company will acquire all of the outstanding membership interests in VDC Holdco, LLC from the Holders (the “Acquisition”);

WHEREAS, as part of the consideration for the Acquisition, the Company will issue to the Holders shares (the “Shares”) of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”); and

WHEREAS, pursuant to the Merger Agreement, the Company and the Holders are entering into this Agreement to set forth certain rights and obligations of the parties with respect to the Shares.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1
Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Acquisition” has the meaning given in the Recitals hereto.

“Action” means any claim, action, suit, charge, audit, examination, assessment, arbitration, mediation, inquiry, proceeding or investigation by or before any Governmental Authority.

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the chief executive officer or principal financial officer of the Company, after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any Misstatement, (b) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (c) as to which the Company has a bona fide business purpose for not making such information public.

“Affiliate” means, with respect to any person, any other person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Agreement” has the meaning given in the Preamble hereto.

“Board” means the board of directors of the Company.

“Change in Control” means the transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of the Company (or surviving entity) or would otherwise have the power to control the board of directors of the Company or to direct the operations of the Company.

“Class A Common Stock” has the meaning given in the Recitals hereto.

“Closing Date” has the meaning given in the Merger Agreement.

“Commission” means the Securities and Exchange Commission.

“Company” has the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Deadline” has the meaning given in subsection 2.1.1.

“Form S-1” has the meaning given in subsection 2.1.1.

“Form S-3” has the meaning given in subsection 2.1.1.

“Governmental Authority” means any federal, national, state, provincial or municipal government, or any political subdivision thereof, and any agency, commission, department, board, bureau, official, minister, arbitral body (public or private), tribunal or court, whether national, state, provincial, local, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of a nation, state, province or municipal government, or any political subdivision thereof, including any authority having governmental or quasi-governmental powers, domestic or foreign.

“Holders” has the meaning given in the Preamble hereto, for so long as such person or entity holds any Shares.

“Holder Information” has the meaning given in subsection 4.1.2.

“Locked Shares” shall mean 50% of the total number of Shares issued to each Holder pursuant to the Merger Agreement (whether at the Closing Date or thereafter). To the extent any Shares are forfeited by any Holder pursuant to the Merger Agreement, such forfeited Shares will consist of Unlocked Shares and Locked Shares in the same proportion as exists on the Closing Date, unless insufficient Unlocked Shares remain held by such Holder, in which case additional Locked Shares will be forfeited.

“Merger Agreement” has the meaning given in the Recitals hereto.

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement), as supplemented by any and all prospectus supplements, as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registration Expenses” means all out-of-pocket expenses incurred in connection with a Registration Statement, including, without limitation, the following:

1.
Registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc. and any securities exchange on which the Class A Common Stock is then listed);
2.
Fees and expenses of compliance with securities or “blue sky” laws;
3.
Printing, messenger, telephone and delivery expenses;
4.
Reasonable fees and disbursements of counsel for the Company; and
5.
Reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration Statement.

“Registration Statement” means any registration statement that covers the Shares filed pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments (including post-effective amendments) and supplements thereto, all exhibits thereto and all material incorporated by reference therein.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 415” has the meaning given in subsection 2.1.1.

“Shares” has the meaning given in the Recitals hereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer” means the (a) sale, offer to sell, contract or agreement to sell, hypothecate, pledge, or grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, or (b) entry into any swap or other arrangement that transfers to another person or entity, in whole or in part, any of the economic consequences of ownership of any security, in each case whether any such transaction is to be settled by delivery of such securities, in cash or otherwise.

“Unitholders’ Representative” has the meaning given in the Merger Agreement.

“Unlocked Shares” shall mean 50% of the total number of Shares issued to each Holder pursuant to the Merger Agreement (whether at the Closing Date or thereafter). To the extent any Shares are forfeited by any Holder pursuant to the Merger Agreement, such forfeited Shares will consist of Unlocked Shares and Locked Shares in the same proportion as exists on the Closing Date, unless insufficient Unlocked Shares remain held by such Holder, in which case additional Locked Shares will be forfeited.

aRTICLE II
REGISTRATIONS

2.1
Registration.
2.1.1
Initial Registration Statement. The Company shall, as promptly as reasonably practicable, but in no event later than thirty (30) days after the date of this Agreement (the “Filing Deadline”), file a Registration Statement under the Securities Act to permit the public resale of all of the Unlocked Shares on a delayed or continuous basis as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) (“Rule 415”), or if Rule 415 is not available for offers and sales of the Unlocked Shares, by such other means of distribution of the Unlocked Shares as the Unitholders’ Representative may reasonably specify. The Company shall use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable after such filing, but in no event later than the earlier of (i) the 90th calendar day following the Filing Deadline if the Commission notifies the Company that it will “review” the Registration Statement, and (ii) the 5th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed,” or will not be subject to further review. The Registration Statement filed with the Commission pursuant to this subsection 2.1.1 shall be a shelf registration statement on Form S-1 (a “Form S-1”) or, if Form S-3 is then available to the Company, on Form S-3 (a “Form S-3”) or such other form of registration statement as is then available to effect a registration for resale of such Unlocked Shares, covering such Unlocked Shares, and shall contain a Prospectus in such form as to permit any Holder to sell such Unlocked Shares pursuant to Rule 415 at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this subsection 2.1.1 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested prior to effectiveness by, the Unitholders’ Representative.
2.1.2
Subsequent Registration Statement(s). If any of the Locked Shares cannot be sold without restriction pursuant to Rule 144 at the end of the applicable lockup period relating to such Locked Shares, as determined in good faith by any Holder and communicated to the Company by the Unitholders’ Representative, the Company shall file, within 30 days of the expiration of the applicable lockup period (or, if later, within 30 days of the communication from the Unitholders’ Representative), a Registration Statement on Form S-1 or, if the Company is eligible to use a Registration Statement on Form S-3, a Registration Statement on Form S-3, in each case, covering the resale of the applicable Locked Shares on a delayed or continuous basis as permitted by Rule 415, or if Rule 415 is not available for offers and sales of the applicable Locked Shares, by such other means of distribution of such Locked Shares as the Unitholders’ Representative may reasonably specify. The Company shall use its reasonable best efforts to cause any Registration Statement filed pursuant to this subsection 2.1.2 to become effective as soon as practicable after such filing, but in no event later than the earlier of (i) the 90th calendar day following the filing of such Registration Statement if the Commission notifies the Company that it will “review” the Registration Statement, and (ii) the 5th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed,” or will not be subject to further review. If any Unlocked Shares are issued pursuant to the Merger Agreement after the effective date of the Registration Statement filed pursuant to subsection 2.1.1 and are not included therein, at the request of the Unitholders’ Representative, any subsequent Registration Statement filed pursuant to this subsection 2.1.2 shall include such additional Unlocked Shares.
2.1.3
Suspensions; Replacement Registration. If any Registration Statement ceases to be effective under the Securities Act for any reason at any time while the Company is obligated to maintain it and keep it effective and available for use hereunder, the Company shall, subject to Section 3.4, use its reasonable best efforts to promptly cause such Registration Statement to again become effective under the Securities Act, or file an additional Registration Statement in lieu thereof. If an additional Registration

Statement is filed, the Company shall use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable after such filing.

ARTICLE III
COMPANY PROCEDURES

3.1
General Procedures. In connection with any Registration Statement, the Company shall use its reasonable best efforts to effect such Registration Statement to permit the sale of the Shares included therein in accordance with the plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as is possible:
3.1.1
Prepare and file with the Commission such Registration Statement in accordance with the terms of this Agreement, and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable after such filing and to remain effective, and available for use, until all such Shares have either been sold or may be sold without restriction pursuant to Rule 144;
3.1.2
Prepare and file with the Commission such amendments and post-effective amendments to such Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Unitholders’ Representative or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or the rules and regulations promulgated thereunder to keep such Registration Statement effective, and available for use, until all such Shares have either been sold or may be sold without restriction pursuant to Rule 144.
3.1.3
To the extent required by applicable law, use its reasonable best efforts to (a) register or qualify such Shares under the securities or “blue sky” laws of such jurisdictions in the United States as the Holders of such Shares may reasonably request, (b) take such action as is necessary to cause such Shares to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and (c) do any and all other acts and things that may be necessary or advisable to enable the Holders of such Shares to consummate the disposition of such Shares in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;
3.1.4
Cause all such Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;
3.1.5
Provide a transfer agent or warrant agent, as applicable, and registrar for all such Shares no later than the effective date of such Registration Statement;
3.1.6
Advise each Holder of such Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;
3.1.7
At least five days prior to the filing of such Registration Statement or any Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable), furnish a copy thereof to each Holder of such Shares (excluding any exhibits thereto and any filing made under the Exchange Act, whether incorporated by reference therein or made a part thereof by amendment or supplement);

3.1.8
Notify the Holders of such Shares, at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which such Prospectus, as then in effect, includes a Misstatement, and promptly use its reasonable best efforts to correct such Misstatement as set forth in Section 3.3;
3.1.9
Make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of such Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission); and
3.1.10
Otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration Statement.
3.2
Registration Expenses. The Registration Expenses of all Registration Statements shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Shares, such as commissions and discounts, brokerage fees, marketing costs and fees and expenses of any legal counsel representing the Holders.
3.3
Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.
3.3.1
Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each Holder shall forthwith discontinue disposition of Shares pursuant to such Registration Statement and Prospectus until such Holder (a) has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby agrees to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice) or (b) is advised in writing by the Company that the use of the Registration Statement and Prospectus may be resumed.
3.3.2
If the filing, initial effectiveness or continued use of a Registration Statement at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control or (c) in the good faith judgment of the majority of the Board, be seriously detrimental to the Company, and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, then the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend the use of, such Registration Statement for the shortest period of time, but in no event more than 45 days, determined in good faith by the Company to be necessary for such purpose; provided that such right to delay or suspend shall be exercised by the Company not more than two times, which may be consecutive, in any 12‑month period. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of such notice, their use of any Prospectus relating to such Registration Statement in connection with any sale or offer to sell Shares. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this subsection 3.3.2.
3.4
Reporting Obligations. As long as any Holder shall own Shares, the Company, at all times while it shall be a reporting company under the Exchange Act, hereby agrees to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished to the Holders pursuant to this Section 3.4.

3.5
Other Obligations. In connection with a sale or transfer of Shares exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within the Prospectus and pursuant to the Registration Statement of which such Prospectus forms a part, the Company shall, subject to the receipt of any customary documentation reasonably required from the applicable Holders and/or their broker(s) in connection therewith, (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Shares being sold or transferred and (b) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (a). In addition, the Company shall cooperate reasonably with, and take such customary actions as may reasonably be requested by, the Holders in connection with the aforementioned sales or transfers; provided, however, that the Company shall have no obligation to facilitate any underwritten offering by the Holders, to participate in any “road shows” or to assist with the preparation of any offering memoranda or related documentation with respect to any sale or transfer of Shares.

ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION

4.1
Indemnification.
4.1.1
The Company agrees to indemnify, to the extent permitted by law, each Holder, each Holder’s officers and directors and each person who controls a Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable and documented attorneys’ fees) caused by any (a) Misstatement or (b) violation or alleged violation by the Company of the Securities Act or any other applicable federal or state securities laws or any rule or regulation promulgated thereunder and relating to action or inaction required of the Company in connection with any Registration Statement, except, in each case, insofar as the same are caused by or contained in any information or affidavit furnished in writing to the Company by or on behalf of such Holder expressly for use therein.
4.1.2
In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, the Company’s directors, officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorneys’ fees) resulting from any Misstatement, but only to the extent that the untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders, and the liability of each such Holder shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Shares pursuant to such Registration Statement.
4.1.3
Any person entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
4.1.4
The indemnification provided for under this Section 4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of any or all of the Shares. The Company and each Holder participating in an offering also agree to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.
4.1.5
If the indemnification provided under this Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any Misstatement, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V
LOCKUP

5.1
General Restrictions on Transfer. No Holder shall Transfer any Locked Shares until the date that is one year from the Closing Date.
5.2
Exceptions. The provisions of Section 5.1 shall not apply to:
5.2.1
Transfers of Locked Shares to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin;
5.2.2
Transfers by will or intestate succession upon the death of the undersigned;

5.2.3
Transfer of Shares pursuant to a qualified domestic order or in connection with a divorce settlement;
5.2.4
if the undersigned is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (i) Transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the undersigned, (ii) distributions of Shares to partners, limited liability company members or stockholders of the undersigned; and
5.2.5
Transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a Change in Control of the Company; provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Shares subject to this Agreement shall remain subject to this Agreement;

provided, however, in the case of any Transfer pursuant to subsections 5.2.1 through 5.2.4, (i) that no such Transfer shall be for value and (ii) each donee, distributee or other transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound by the provisions of this Agreement.

5.3
Legends. In addition to restrictive legends or book-entry notations related to the Securities Act, the Locked Shares will bear restrictive legends or book-entry notations reflecting the terms of this Agreement.
5.4
Null and Void. Any attempt to Transfer any Locked Shares that is not in compliance with this Agreement shall be null and void; the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to any such attempted Transfer; and the purported transferee in any such attempted Transfer shall not be treated as the owner of such Shares for any purposes.
5.5
Recourse Under the Merger Agreement. Subject to the limitations on liability and all other terms and conditions set forth in the Merger Agreement, the Locked Shares shall be, for the time they remain subject to the lockup provisions described in this Article V, available for settlement of any obligations of the Holders under the Merger Agreement, and each Holder hereby agrees to promptly transfer to the Company the amount of outstanding Locked Shares for which such Holder becomes liable pursuant to the Merger Agreement.

ARTICLE VI
MISCELLANEOUS

6.1
Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or electronic mail or postage prepaid mail (registered or certified) or nationally recognized overnight courier service and shall be deemed given when so delivered by hand or electronic mail, or if mailed, three (3) days after mailing (one (1) business day in the case of overnight courier service), as follows:

6.1.1 if to the Company, to:

Vivid Seats Inc.

24 E. Washington St., Suite 900

Chicago, IL 60602

Attention: General Counsel

Email: legal@vividseats.com

with a copy (which shall not constitute notice) to:

Baker & Hostetler LLP

One North Wacker Drive, Suite 4500

Chicago, IL 60606

Attention: Adam R. Skilken; Joshua A. Lusk

Email: askilken@bakerlaw.com; jlusk@bakerlaw.com

6.1.2 if to the Holders, to: As set forth on the signature pages hereto.

with a copy (which shall not constitute notice) to:

Brownstein Hyatt Farber Schreck LLP

675 15th Street, Suite 2900

Denver, CO 80202

Attention: Avi Loewenstein

Email: aloewenstein@bhfs.com

6.2
Assignment; No Third-Party Beneficiaries.
6.2.1
This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.
6.2.2
A Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement as they relate to Unlocked Shares or, to the extent transfer is permitted pursuant to Section 5.2, Locked Shares, in each case provided that such assignee or delegate agrees in writing to be bound by the terms and conditions hereof in form and substance reasonably satisfactory to the Company, provided that the Company shall not be required to file any additional Registration Statement, or post-effective amendment to a Registration Statement, as a result of such assignment and provided that the Company will be provided thirty days advanced notice of any such assignment. Any transfer or assignment made other than as provided in this subsection 6.2.2 shall be null and void.
6.2.3
This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. Other than as expressly set forth herein, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing in this Agreement, expressed or implied, shall give or be construed to give to any person or entity, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights under this Agreement.
6.3
Execution of Agreement. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. Facsimile or electronic mail transmission of counterpart signatures to this Agreement shall be acceptable and binding.

6.4
Governing Law; Venue.
6.4.1
This Agreement and all disputes, claims or controversies relating to, arising out of, or in connection with this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts executed in and to be performed in the State of Delaware, without giving effect to any choice of law or conflict of laws, rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
6.4.2
Any Action based upon, arising out of or related to this Agreement must be brought in the Court of Chancery of the State of Delaware (or, to the extent such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this subsection 6.4.2.
6.5
Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably, unconditionally and voluntarily waives any right such party may have to a trial by jury in respect of any Action directly or indirectly arising out of or relating to this Agreement.
6.6
Amendments and Waivers. Compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified, only upon the written consent of the Company and the Holders of at least a majority in interest of the total Shares at the time in question, as determined in good faith by the Company; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in such Holder’s capacity as a holder of Shares, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party or parties against whom such waiver is to be effective. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder by such party. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.
6.7
Rule 144. With a view to making available to the Holders the benefits of Rule 144, the Company hereby agrees that it will (a) make available at all times such information as is necessary to comply with Rule 144 and (b) take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 (if available with respect to resales of the Shares). Upon the reasonable request of any Holder, the Company will deliver to such Holder a written statement as to whether the Company has complied with such information requirements and, if not, the specific reasons for non-compliance.

6.8
Term. This Agreement shall terminate with respect to any Holder on the earlier of (i) the date that such Holder no longer holds any Shares and (ii) the date that such Holder’s Shares may be sold without restriction pursuant to (i) ARTICLE V and (ii) Rule 144. The provisions of Article IV shall survive any termination.
6.9
Holder Information. Each Holder agrees, if requested by the Company, to represent to the Company the total number of Shares held by such Holder in order for the Company to make determinations hereunder, including, without limitation, for purposes of Section 6.8.
6.10
Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
6.11
Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any other party and to enforce specifically the terms and provisions hereof. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.
6.12
Entire Agreement. This Agreement, together with the Merger Agreement, constitutes the full and entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.
6.13
Adjustments. If, and as often as, there are any changes in the Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or sale, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Shares as so changed.
6.14
Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

Vivid Seats Inc.

By: /s/ Stanley Chia

Name: Stanley Chia

Title: Chief Executive Officer

HOLDERS:

TZP Capital Partners III-A (Blocker), L.P.

By: /s/ Vlad Gutin

Name: Vlad Gutin

Title: Authorized Signatory

Notice Address: [Omitted]

TZP Capital Partners III, L.P.

By: /s/ Vlad Gutin

Name: Vlad Gutin

Title: Authorized Signatory

Notice Address: [Omitted]

/s/ Michael Reichartz

Michael Reichartz

Notice Address: [Omitted]

/s/ Adam White

Adam White

Notice Address: [Omitted]

[Signature Page to Registration Rights and Lockup Agreement]